EXHIBIT 4.5

         SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") NOR IS SUCH REGISTRATION CONTEMPLATED. SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER UNLESS REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE, EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO IT AND TO ITS COUNSEL TO THE EFFECT THAT ANY SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE ACT, OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

                                                          Warrant to Purchase
                                                          Shares of Common Stock
                                                          As Herein Described


                       WARRANT TO PURCHASE COMMON STOCK OF
                         SOUTHHAMPTON ENTERPRISES CORP.


         This is to certify that, for value received, The Cruttenden Roth Bridge Fund, LLC, or registered assigns (in each case, the "Holder"), is entitled to purchase, subject to the provisions of this Warrant (the "Warrant"), from Southhampton Enterprises Corp., a British Columbia, Canada corporation (the "Company"), having its principal place of business at 9211 Diplomacy Row, Dallas, Texas, at any time during the period from the date hereof (the "Commencement Date") to 5:00 p.m., California time, until May 7, 2002 (the "Expiration Date"), at which time this Warrant shall expire and become void, such number of shares of the Company's Common Stock, no par value (the "Common Stock"), which consists of 10.0% of that number of shares of Common Stock which will be outstanding on a fully diluted basis (the "Warrant Shares"). This Warrant shall be exercisable at $1.00 per share, assuming 33,000,000 shares of Common Stock outstanding, as adjusted from time to time pursuant to Section 4 hereof (the "Exercise Price"). The number of shares of Common Stock to be received upon exercise of this Warrant shall be adjusted from time to time as set forth below. This Warrant also is subject to the following terms and conditions:


         1. Exercise of Warrant and Payment of Exercise Price.

                  (a) Exercise of Warrant. This Warrant may be exercised in accordance with the terms hereof at any time from and after the date hereof and before the Expiration Date, but if such date is a day on which federal or state chartered banking institutions located in the State of California are authorized to close, then on the next succeeding day which shall not be such a day. Exercise shall be by presentation and surrender to the Company at its principal office, or at the office of any transfer agent designated by the Company, of (i) this Warrant,
(ii) the attached exercise form properly executed, and either (iii) cash, certified or cashiers check or wire transfer for the Exercise Price for the number of Warrant Shares specified in the exercise form or (iv) if the exercise is to be a cashless exercise pursuant to Section 1(b), written notice of the number of shares of Common Stock with respect to which this Warrant is being surrendered in payment of the aggregate exercise price for the Common Stock to be delivered to Holder. If this Warrant is exercised in part only, the Company or its transfer agent shall, upon surrender of the Warrant, execute and deliver a new Warrant evidencing the rights of the Holder to purchase the remaining number of Warrant Shares purchasable hereunder. Upon receipt by the Company of this Warrant in proper form for exercise, accompanied by payment as aforesaid, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered by the Holder.

                  (b) Payment of Warrant Exercise Price.

                           Payment of the Exercise Price may be made by any of
the following, or a combination thereof, at the election of Holder:

                           (i) cash,  certified  check or cashiers check or wire
transfer; or

                           (ii)  surrender  of  this  Warrant  at the  principal
office of the Company together with notice of election, in which event the Company shall issue Holder a number of shares of Common Stock computed using the following formula:

                           X = Y(A-B)/A

                  where: X = the number of shares of Common Stock to be issued to Holder (not to exceed the number of shares set forth on the cover page of this Warrant, as adjusted pursuant to the provisions of Section 4 of this Warrant);

                           Y = the number of shares of Common Stock for which this Warrant is being exercised;

                           A = the Fair Market Value of one share of Common Stock (for purposes of this Section 1(b), the "Fair Market Value" shall be defined in accordance with
                           Section 4.4 hereof);

                           B = the Exercise Price (as adjusted to the date of such calculation).

It is intended that the Common Stock issuable upon exercise of this Warrant in a cashless exercise transaction, if any, shall be deemed to have been acquired at the time this Warrant was issued, for purposes of Rule 144(d)(3)(ii).

                  Reservation of Shares and Expenses. The Company shall, at all times until the expiration of this Warrant, reserve for issuance and delivery upon exercise of this Warrant the number of Warrant Shares which shall be required for issuance and delivery upon exercise of this Warrant. The Company covenants that the shares of Common Stock issuable on exercise of the Warrant shall be duly and validly issued and fully paid and non-assessable and free of liens, charges and all taxes with respect to the issue thereof.
 The Company shall pay all expenses, taxes (other than income or similar taxes imposed on Holder) and other charges payable in connection with the preparation, issue and delivery of stock certificates pursuant to this Warrant.

                  No Rights as Stockholders. This Warrant shall not entitle the Holder to any rights as a stockholder of the Company, either at law or in equity. The rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

         4. Adjustments.

                  4.1 Subdivision or Combination of Shares. If the Company is recapitalized through the subdivision or combination of its outstanding shares of Common Stock into a larger or smaller number of shares, the number of Warrant Shares shall be increased or reduced, as of the record date for such recapitalization, in the same proportion as the increase or decrease in the outstanding shares of Common Stock, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all of the Warrant Shares issuable hereunder immediately after the record date for such recapitalization shall equal the aggregate amount so payable immediately before such record date.

                  4.2 Dividends in Common Stock or Securities Convertible into Common Stock. If the Company declares a dividend or distribution on Common Stock payable in Common Stock or securities convertible into Common Stock, the number of shares of Common Stock for which this Warrant may be exercised shall be increased, as of the record date for determining which holders of Common Stock shall be entitled to receive such dividend, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable upon conversion of all such securities convertible into Common Stock) of Common Stock as a result of such dividend or distribution, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all the Warrant Shares issuable hereunder immediately after the record date for such dividend or distribution shall equal the aggregate amount so payable immediately before such record date.

                  4.3 Distributions of Other Securities or Property. If the Company distributes to holders of its Common Stock, other than as part of its dissolution or liquidation or the winding up of its affairs, any of its securities (other than Common Stock or securities convertible into Common Stock), property or any evidence of indebtedness, then in each case, the number of Warrant Shares thereafter purchasable upon exercise of this Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable by a fraction, of which the numerator shall be the Fair Market Value price per share of Common Stock (as determined pursuant to Section 4.4) on the record date mentioned below in this Section 4.3, and of which the denominator shall be the Fair Market Value price per share of Common Stock on such record date, less the then fair value (as determined by the Board of Directors of the Company in good faith) of the portion of the shares of the Company's capital stock, property or evidence of indebtedness distributable with respect to each share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective retroactively as of the record date for the determination of stockholders entitled to receive such distribution.

                  4.4 Fair Market Value. Fair market value of the Common Stock ("Fair Market Value") shall be determined as follows:

                           (a) If the  Common  Stock  is  listed  on a  national
securities exchange or admitted to unlisted trading privileges on such an exchange, or is listed on the Nasdaq National Market or Small Cap Market, the current Fair Market Value shall be the closing bid price of the Common Stock on such exchange or Nasdaq on the last business day prior to the date of exercise of this Warrant; or

                           (b) If the Common  Stock is not so listed or admitted
to unlisted trading privileges or quoted on Nasdaq, the current Fair Market Value shall be the last bid price reported on the last business day prior to the date of the exercise of this Warrant (i) by Nasdaq, or (ii) if reports are unavailable under clause (i) above, by the National Quotation Bureau Incorporated; or

                           (c) If the Common  Stock is not so listed or admitted
to unlisted trading privileges and bid prices are not so reported, the current Fair Market Value shall be determined in good faith as promptly as reasonably practicable by the mutual agreement of the Board of Directors and the Holder. If such parties are unable to reach agreement within 20 days after the need for such determination arises, the Board of Directors shall appoint a nationally recognized investment banking firm acceptable to the Holder (the "Appointed Firm") to make such determination. The parties shall use their best efforts to cause the Appointed Firm to resolve all disagreements as soon as practicable, but in any event within 45 days after the submission of the disputes to such Appointed Firm. The resolution of such disagreements and the determination of Fair Market Value by the Appointed Firm shall be final and binding on the Company and the Holder. The Appointed Firm will determine the allocation of its fees and expenses in connection with its determination of Fair Market Value based upon the percentage which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party. For example, if the Board of Directors claims that the Fair Market Value is $1,000 less than the amount claimed by the Holder, and if the Appointed Firm ultimately resolves the dispute by awarding the Holder $300 of the $1,000 contested, then the fees and expenses of the Appointed Firm will be allocated 70% (i.e.: 700/1000) to the Holder and 30% (i.e.: 300/1000) to the Company.

                  4.5 Rights of Offering. If the Company offers rights or warrants to persons which entitle them to subscribe to or purchase Common Stock or securities convertible into Common Stock then:

                           (a) If the price per share  (together  with the value
of the consideration, if any, paid for such rights or warrants) is lower on the record date referred to below than the then Fair Market Value price per share of Common Stock or the then current Exercise Price of this Warrant, the number of Warrant Shares thereafter purchasable upon the exercise of the Warrant shall be determined by multiplying the number of Warrant Shares immediately theretofore purchasable upon exercise of the Warrant by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on each record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the then Fair Market Value price per share of Common Stock. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective retroactively as of the record date for the determination of stockholders, entitled to receive such rights or warrants.

                           (b) If,  however,  the price per share (together with
the value of the consideration, if any, paid for such rights or warrants) is not lower on such record date than the then Fair Market Value price per share of Common Stock or the then current Exercise Price, the Company shall give written notice of any such proposed offering to the Holder at least fifteen days prior to the proposed record date in order to permit the Holder to exercise this Warrant on or before such record date. There shall be no adjustment in the number of shares of Common Stock for which this Warrant may be exercised, or in the Exercise Price, by virtue of any such distribution pursuant to this Section 4.5(b).

                  4.6 Adjustment of Exercise Price Upon Issuance of Additional Shares of Common Stock. At the option of the Holder, the Exercise Price may be adjusted to a price per share equal to the lesser of (i) the offering price, net of underwriting discounts and expenses, of shares of Common Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) issued in connection with any public offering of the Company's Common Stock to the general public or (ii) the price of shares of Common Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) issued by the Company in connection with a private placement in which the aggregate proceeds of the placement exceed $1,000,000. The terms of this Section 4.6 shall terminate upon the earlier of (i) the exercise of the Warrant, or (ii) the closing of an underwritten offering of any of its securities to the general public the aggregate proceeds of which (after deduction for underwriter's discounts and expenses related to the issuance) exceed $10,000,000.

                  4.7 Merger, Sale of Assets. If at any time while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 4. The foregoing provisions of this Section 4.7 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

                  4.8 Reclassification. If the Company, at any time while this Warrant, or any portion thereof, remains outstanding and unexpired, shall change any of the securities as to which purchase rights under this Warrant exist, by reclassification of securities or otherwise, into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 4.

                  4.9 Liquidation, etc. If the Company shall, at any time before the expiration of this Warrant, dissolve, liquidate or wind up its affairs, or otherwise declare a dividend, or make a distribution to the holders of its Common Stock generally, whether in cash, property or assets of any kind, including any dividend payable in stock or securities of any other issuer owned by the Company (excluding regularly payable cash dividends declared from time to time by the Company's Board of Directors or any dividend or distribution referred to in Section 4.2 or Section 4.3), the Exercise Price shall be reduced, without any further action by the parties hereto, by the Per Share Value (as hereinafter defined) of the dividend. For purposes of this Section 4.9, the "Per Share Value" of a cash dividend or other distribution shall be the dollar amount of the distribution on each share of Common Stock and the "Per Share Value" of any dividend or distribution other than cash shall be equal to the fair market value of such non-cash distribution on each share of Common Stock as determined in good faith by the Board of Directors of the Company.

                  4.10 Adjustment of Exercise Price.

                           (a) Whenever the number of Warrant Shares purchasable
upon the exercise of the Warrant is adjusted, the Exercise Price with respect to the Warrant Shares shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares so purchasable immediately thereafter.

                           (b) Upon the  exercise of any  warrants or options of
the Company outstanding as of the date hereof, including this Warrant (the "Options"), as a result of which there are more than 33,000,000 shares of Common Stock outstanding, then the Exercise Price shall be recomputed to an amount equal to the product of $1.00 and the ratio of 33,000,000 shares to the number of shares of Common Stock outstanding on a fully diluted basis. In addition, upon the expiration of any of the Company's Options outstanding as of the date hereof which shall not have been exercised, the Exercise Price, and any subsequent adjustments thereof, shall, upon such expiration, be adjusted by multiplying such Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on a fully diluted basis, and the denominator of which shall be the number of shares of Common Stock outstanding on a fully diluted basis, minus the number of shares issuable upon the exercise of such expired Options.

                           (c) From time to time after the date hereof, upon the
exercise of any of the Options, the Exercise Price shall be adjusted upward by adding to the Exercise Price a fraction, the numerator of which shall be the amount of cash paid to the Company upon exercise of such Options (the "Additional Capital"), and the denominator of which shall be the Additional Capital plus the market capitalization of the Company immediately prior to such event. The market capitalization of the Company shall be deemed to be
$33,000,000 as of the date hereof and, for purposes of the foregoing calculation, shall be deemed to increase cumulatively by any Additional Capital.

                           (d) Notwithstanding  anything herein to the contrary,
in no event shall the Exercise Price be adjusted to an amount greater than $1.00.

                  4.11 Number of Warrant Shares. The number of Warrant Shares issuable upon exercise of this Warrant shall be 10.0% of that number of shares of Common Stock outstanding on a fully diluted basis immediately after the consummation of the transactions contemplated by the Other Securities Documents (as such term is defined in that certain Securities Purchase Agreement of even date herewith among the Company, The Cruttenden Roth Bridge Fund, LLC, Southhampton Enterprises, Inc. and The Antigua Group, Inc.), including this Warrant, subject to the adjustments described above. Upon the expiration of any of the Options outstanding as of the date hereof which shall not have been exercised, the number of Warrant Shares, as adjusted herewith, shall be reduced by an amount equal to the product of 10.0% and the number of shares of Common Stock issuable upon exercise of such expired Options.

                  4.12 Notice of Adjustment. Whenever the number of Warrant Shares purchasable upon the exercise of the Warrant or the Exercise Price of the Warrant Shares is adjusted as provided herein, the Company shall mail to the Holder a notice of such adjustment or adjustments, prepared and signed by the Chief Financial Officer or Secretary of the Company, which sets forth the number of Warrant Shares purchasable upon the exercise of the Warrant and the Exercise Price of such Warrant Shares after such adjustment, a brief statement of the facts requiring such adjustment, and the computation by which such adjustment was made.

         5. Notices to Holder. So long as this Warrant shall be outstanding (a) if the Company shall pay any dividends or make any distribution upon the Common Stock otherwise than in cash or (b) if the Company shall offer generally to the holders of Common Stock the right to subscribe to or purchase any shares of any class of Common Stock or securities convertible into Common Stock or any similar rights or (c) if there shall be any capital reorganization of the Company in which the Company is not the surviving entity, recapitalization of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or other transfer of all or substantially all of the property and assets of the Company, or voluntary or involuntary dissolution, liquidation or winding up of the Company, then in such event, the Company shall cause to be mailed to the Holder, at least twenty days prior to the relevant date described below (or such shorter period as is reasonably possible if twenty days is not reasonably possible), a notice containing a description of the proposed action and stating the date or expected date on which a record of the Company's stockholders is to be taken for the purpose of any such dividend, distribution of rights, or such reclassification, reorganization, consolidation, merger, conveyance, lease or transfer, dissolution, liquidation or winding up is to take place, the effect of the action, to the extent such effect may be known on the date of such notice, on the Exercise Price and the kind and amount of shares of stock or other securities or property deliverable on the exercise of the Warrant, and the date or expected date, if any is to be fixed, as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such event. All such notices shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery, and (ii) in the case of mailing, on the third business day following the date of such mailing.

         6. Transfer or Loss of Warrant.

                  6.1 Transfer. This Warrant may be transferred, exercised, exchanged or assigned ("transferred"), in whole or in part, subject to the provisions of this Section 6.1. The Holder shall have the right to transfer all or a part of this Warrant and all or part of the Warrant Shares. The Company shall register on its books any transfer of the Warrant, upon surrender of same to the Company with a written instrument of transfer duly executed by the registered Holder or by a duly authorized attorney. Upon any such registration of a transfer, new Warrant(s) shall be issued to the transferee(s) and the surrendered Warrant shall be canceled by the Company. A Warrant may also be exchanged, at the option of the Holder, for one or more new Warrants representing the aggregate number of Warrant Shares evidenced by the Warrant surrendered. This Warrant and the Warrant Shares or any other securities ("Other Securities") received upon exercise of this Warrant or the conversion of the Warrant Shares shall be subject to restrictions on transferability unless registered under the Securities Act, or unless an exemption from registration is available. Until this Warrant and the Warrant Shares are so registered, this Warrant and any certificate for Warrant Shares issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, stating that this Warrant or the Warrant Shares may not be sold, transferred or otherwise disposed of unless, in the opinion of counsel satisfactory to the Company, which may be counsel to the Company, that the Warrant or the Warrant Shares may be transferred without such registration. This Warrant and the Warrant Shares may also be subject to restrictions on transferability under applicable state securities or blue sky laws. Until the Warrant and the Warrant Shares are registered under the Securities Act, the Holder shall reimburse the Company for its expenses, including attorneys' fees, incurred in connection with any transfer or assignment, in whole or in part, of this Warrant or any Warrant Shares.

                  6.2 Compliance with Laws. Until this Warrant or the Warrant Shares are registered under the Securities Act, the Company may require, as a condition of transfer of this Warrant or the Warrant Shares that the transferee (who may be the Holder in the case of an exchange) represent that the securities being transferred are being acquired for investment purposes and for the transferee's own account and not with a view to or for sale in connection with any distribution of the security. The Company may also require that the transferee provide written information adequate to establish that the transferee is an "accredited investor" within the meaning of Regulation D issued under the Securities Act, or otherwise meets all qualifications necessary to comply with exemptions to the Securities Act, all as determined by counsel to the Company.

                  6.3 Loss of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of reasonable satisfactory indemnification, or, in the case of mutilation, upon surrender of this Warrant, the Company will execute and deliver, or instruct its transfer agent to execute and deliver, a new Warrant of like tenor and date, any such lost, stolen or destroyed Warrant thereupon shall become void.

         7. Registration Rights. The Company shall be obligated to the Holder of the Warrants and the Warrant Shares as follows:

                  (a) Whenever, during the five-year period beginning on May __, 1997 and ending on May __, 2002, the Company proposes to file with the Securities and Exchange Commission a Registration Statement (other than on Form S-4 or as to securities issued pursuant to an employee benefit plan or a transaction subject to Rule 145 promulgated under the Act), it shall, at least 30 days prior to each such filing, give written notice of such proposed filing (a "Filing Notice") to the Holder and each holder of Warrant Shares at their respective addresses as they appear on the records of the Company, pursuant to which the Company shall offer to include in such filing any or all of the Warrant Shares purchasable under the Warrant and any Warrant Shares theretofore issued on exercise of any portion of the Warrant. The Holder and holders of Warrant Shares shall have until the 10th day after receipt of such notice to send to the Company a written request or requests (a "Registration Request") that shall specify the number of Warrant Shares which the Holder or holder of Warrant Shares desires to have included in such filing (the aggregate amounts of which specified in all such Registration Requests of the Holder and the holders of Warrant Shares shall be referred to hereinafter as the "Registrable

Securities") and the manner of disposition for such Registrable Securities proposed by the Holder or holders of Warrant Shares. The Company shall include in such filing, for registration under the Securities Act of 1933 (the "1933 Act") and disposition in accordance with the method of disposition set forth in such Registration Requests, the aggregate number of Registrable Securities which the Holder or holders of Warrant Shares requested be included in such filing. In the event that the managing underwriter for said offering advises the Company and the holders of the Registrable Shares in writing that the inclusion of such securities in the offering would be detrimental to the offering of any shares or other securities to be sold and issued by the Company pursuant to such Registration Statement, the Company will include in such Registration Statement the number of Registrable Shares which in the opinion of such managing underwriter can be included in such Registration Statement, together with the shares of all other shareholders who exercise similar registration rights to have their shares sold pursuant to such Registration Statement, on a pro-rata basis among all holders of such Registrable Shares and other shares according to the ratio that the number of Registrable Shares owned by the Holder hereof and any such other holder bears to the total number of Registrable Shares and other shares owned by all such holders.

                  (b) In addition to any Registration Statement pursuant to subsection (a) above, during (i) the five-year period beginning on May __, 1997 and ending on May __, 2002, and (ii) at any time after the earlier of (i) the date which is 120 days after the date on which the Company completes a firm-commitment underwritten initial public offering of its common stock pursuant to a Registration Statement, or (ii) twenty-four months from the date hereof, the Company will, as promptly as practicable (but in any event within 60 days), after written request (the "Request") by Holder, or by a person or persons holding (or having the right to acquire by virtue of holding the Warrant) at least 50% of the shares of Common Stock which have been (or may be) issued upon exercise of the Warrant, prepare and file at the Company's own expense a Registration Statement with the Securities and Exchange Commission and appropriate Blue Sky authorities sufficient to permit the public offering of the Shares and will use its best efforts at its own expense through its officers, directors, auditors and counsel, in all matters necessary or advisable, to cause such Registration Statement to become effective as promptly as practicable and to maintain such effectiveness so as to permit resale of the Shares covered by the Request until the earlier of the time that all such Shares have been sold or the expiration of ninety (90) days from the effective date of the Registration Statement; provided, however, that the Company shall only be obligated to file and have declared effective one such Registration Statement under this Section 7.2(b). Notwithstanding the foregoing, if a Registration Statement is filed pursuant to this Section 7.2(b) but is not declared effective within 120 days of the date of the filing thereof or, despite being declared effective within such period of time, is not kept effective throughout the minimum period, then, it shall not be deemed to be a Registration Statement meeting the requirements hereunder and shall not satisfy or discharge the Company's obligations under this Section 7.2(b).

                  (c) The Company shall not be required to file a Registration Statement pursuant to Section 7.2(b) if, in the opinion of counsel for the Holder and holders of Warrant Shares and counsel for the Company (or, should they not agree, in the opinion of another counsel experienced in securities law matters acceptable to counsel for such holders and the Company), the proposed public offering or other disposition as to which such Registration Statement is requested is exempt from registration and no longer subject to the volume and manner of sales restrictions of Rule 144 under federal securities law, and also exempt from qualification under applicable state securities laws and such offering or other disposition would result in all purchasers or transferees of such Shares proposed to be sold by any holders of the Warrants or Warrant Shares obtaining Warrant Shares which are no longer "restricted securities" as defined in Rule 144 under, and may be sold publicly pursuant to Section 4(1) of, the Act.

                  (d) In consideration for the Company agreeing to its obligations under this Section 7, the holder of Registrable Shares agrees in connection with any registration of the Company's securities that, upon the request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of or otherwise dispose of any Registrable Shares (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as the Company or the underwriters may specify.

                  (e) If a registration pursuant to a Request under Section 7(b) involves an underwritten offering, the managing or lead underwriter or underwriters thereof shall be selected by the holders of at least a majority (by number of shares) of the Common Stock which have been (or may be) issued upon exercise of the Warrant as to which registration has been requested and shall be acceptable to the Company, which shall not unreasonably withhold its acceptance of any such underwriters.

                  (f) If requested by the underwriters for any underwritten offering by holders of Registrable Securities pursuant to a registration requested under Section 7(b), the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to be satisfactory in substance and form to the Company, each such holder and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of this type, including, without limitations, indemnities to the effect and to the extent provided in Section 8 hereof.

         8. Indemnification.

                  (a) The Company will, and does hereby undertake to, indemnify and hold harmless each Holder, each of such Holder's officers, directors, partners and agents, and each person controlling such Holder, with respect to any registration, qualification, or compliance effected pursuant to Section 7, and each underwriter, if any, and each person who controls any underwriter, of the Registrable Shares held by or issuable to such Holder, against all claims, losses, damages, and liabilities (or actions in respect thereto) to which they may become subject under the 1933 Act, the Securities Exchange Act of 1934, as amended, (the "1934 Act"), or other federal or state law arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other similar document (including any related Registration Statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(ii) any violation or alleged violation by the Company of any federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification, or compliance, and will reimburse, as incurred, each Holder, each underwriter, and each director, officer, partner, agent and controlling person, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense, arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by any of the Holders or underwriter and stated to be specifically for use therein.

                  (b) Each Holder will, if Registrable Shares held by or issuable to such Holder are included in such registration, qualification, or compliance, severally and not jointly, indemnify the Company, each of its directors, and each officer who signs a Registration Statement in connection therewith, and each person controlling the Company, each underwriter, if any, and, each person who controls any underwriter, of the Company's securities covered by such a Registration Statement, against all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, the Company, and each such underwriter or other person, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such Registration Statement, prospectus, offering circular, or other document, in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the liability of each such Holder hereunder shall be limited to the net proceeds received by such Holder from the sale of securities under such Registration Statement. In no event will any Holder be required to enter into any agreement or undertaking in connection with any registration under this Section 8 providing for any indemnification or contribution obligations on the part of such Holder greater than such Holder's obligations under this Section 8.

                  (c) Each party entitled to indemnification under this Section 8 (the "Indemnified Party") shall give notice to the party required to provide such indemnification (the "Indemnifying Party") of any claim as to which indemnification may be sought promptly after such Indemnified Party has actual knowledge thereof, and the Indemnifying Party shall assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be subject to approval by the Indemnified Party (whose approval shall not be unreasonably withheld) and the Indemnified Party may participate in such defense with its separate counsel at the Indemnifying Party's expense if representation of such Indemnified Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 8, except to the extent that such failure to give notice shall materially adversely affect the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff therein, to such Indemnified Party, of a release from all liability in respect to such claim or litigation.

                  (d) If any Holder includes Registrable Securities in any registration, such Holder shall furnish to the Company such information regarding such Holder, and the distribution proposed by such or Holder, as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification, or compliance referred to in Sections 7 and 8.

         9. Contribution. In order to provide for just and equitable contribution under the 1933 Act in any case in which (i) the Holder or any holder of the Warrant Shares or controlling person makes a claim for indemnification pursuant to Section 8 hereof but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of
Section 8 hereof provide for indemnification in such case or (ii) contribution under the 1933 Act may be required on the part of the Holder or any holder of the Warrant Shares or controlling person, then the Company and the Holder or any such holder of the Warrant Shares or controlling person shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Holder or holder of Warrant Shares or controlling person on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and such holders of such securities and such controlling persons agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method which does not take account of the equitable considerations referred to in this Section 9. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         10. No Impairment. The Company will not, by amendment of its Certificate of Incorporation or otherwise, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times, in good faith, take all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

         11. Restrictive  Legend.  Unless and until otherwise  permitted by this
Section 11, each certificate for Warrants issued under this Agreement, each certificate for any Warrants issued to any transferee of any such certificate, each certificate for any Warrant Stock issued upon exercise of any Warrant and each certificate for any Warrant Stock issued to any transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN

ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") NOR IS SUCH REGISTRATION CONTEMPLATED. SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER UNLESS REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE, EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO IT AND TO ITS COUNSEL TO THE EFFECT THAT ANY SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE ACT, OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER."

                  Notices. Notices and other communications to be given to the Holder shall be deemed sufficiently given if delivered by hand, or three (3) business days after mailing if mailed by registered or certified mail, postage prepaid, addressed in the name and at the address of such Holder appearing on the records of the Company. Notices or other communications to the Company shall be deemed to have been sufficiently given if delivered by hand or three (3) business days after mailing if mailed by registered or certified mail, postage prepaid, to the Company at:

                         Southhampton Enterprises Corp.
                         9211 Diplomacy Row
                         Dallas, TX 75247
                         Attn:  President

Either party may change the address to which notices shall be given by notice pursuant to this Section 12.

         13. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California.

         IN WITNESS WHEREOF, the Company has executed this Warrant as of May 7, 1997.


         SOUTHHAMPTON ENTERPRISES CORP.
         a British Columbia, Canada corporation


         By:  /s/ Thomas E. Dooley, Jr.
              Its:President

                                     Annex A




         [FORM OF EXERCISE]

         (To be executed upon exercise of Warrant)


         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase______ shares of Common Stock and herewith tenders payment for such shares of Common Stock in the amount of $__________ by bank check made payable to "Southhampton Enterprises Corp." The undersigned requests that a certificate for such shares of Common Stock be registered in the name of _____________________, whose address is ____________________________. If such number of shares of Common Stock is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of
the shares of Common Stock be registered in the name of                  , whose
address  is  _______________________,  and  that  such  Warrant  Certificate  be
delivered      to       _____________________,       whose       address      is
                                .

Dated:

                                        Signature:
                                        (Signature must conform in all
respects to name of Holder as specified on the face of the Warrant
Certificate.)



(Insert Social Security or
Taxpayer Identification
Number of Holder.)